Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report of Indalex Holdings Finance, Inc. (the “Company”) on Form 10-Q for the three months ended April 1, 2007, as filed with the Securities and Exchange Commission (the “Report”), I, Michael E. Alger, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)         The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)         The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The foregoing certification is being furnished solely pursuant to 18 U.S.C. §1350 and is not being filed as part of the Report or as a separate disclosure document.

Date: May 18, 2007

By:	/s/ Michael E. Alger
Name:	Michael E. Alger
Title:	Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Indalex Holdings Finance, Inc. and will be retained by Indalex Holdings Finance, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.